UNITED STATES

SECURITIES AND EXCHANGE COMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NASB FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

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NASB Financial, Inc.

December 31, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NASB Financial, Inc. (the “Company”), which will be held on Tuesday, January 28, 2014, at 8:30 a.m. Central Standard Time, in the lobby of our Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri.

The attached Notice of Annual Meeting and Proxy Statement describe the matters to be presented at the Annual Meeting.

YOUR VOTE IS IMPORTANT. You are urged to sign, date, and mail the enclosed Proxy promptly in the postage-prepaid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy.

A copy of the Bank’s Annual Report for the fiscal year ended September 30, 2013, accompanies the Notice of Annual Meeting and the Proxy Statement. On behalf of the Board of Directors, I wish to thank you for your continued support. We appreciate your interest.

Sincerely,

David H. Hancock

Board Chairman

12498 South 71 Highway, Grandview, MO 64030

(816) 765-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, JANUARY 28, 2014

To our stockholders:

The 2014 Annual Meeting of Stockholders of NASB Financial, Inc. will be held at the North American Savings Bank, Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri, on Tuesday, January 28, 2014, at 8:30 a.m., Central Standard Time. At the meeting, our stockholders will vote upon:

1.	The election of two directors of the Company to serve three-year terms;

2.	An advisory vote on the compensation of the Company’s named executive officers;

3.	The ratification of BKD, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

4.	To transact such other business as may properly come before the meeting.

All holders of record of our common stock at the close of business on December 16, 2013, are entitled to vote at the Annual Meeting, or any adjournment thereof.

It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please vote, sign and date the enclosed proxy and return it in the enclosed envelope which does not require postage if mailed in the United States. This will not prevent you from voting in person if you are present at the annual meeting.

NASB FINANCIAL, INC.

Shauna Olson

Corporate Secretary

December 31, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be held on January 28, 2014

Our Proxy Statement and Annual Report are available at the website www.cfpproxy.com/6264

12498 South 71 Highway, Grandview, MO 64030

(816) 765-2200

PROXY STATEMENT

GENERAL INFORMATION ABOUT VOTING AND SOLICITATION OF PROXIES

We are furnishing these proxy materials in connection with the solicitation of proxies by the Board of Directors of NASB Financial, Inc. (“We,” “Us,” “Our,” “NASB” or the “Company”) for the Annual Meeting of Stockholders (hereinafter called the “Meeting”) to be held at the North American Savings Bank, Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri on Tuesday, January 28, 2014, at 8:30 a.m. The Annual Report to stockholders for the 2013 fiscal year, including consolidated financial statements for the fiscal year ended September 30, 2013, accompanies this statement. The Company is required to file an Annual Report and Form 10-K for its fiscal year ended September 30, 2013, with the Securities and Exchange Commission (“SEC”).

This proxy statement and the accompanying proxy were first mailed to the stockholders on or about December 31, 2013.

Regardless of the number of shares you own, it is important that your stock be represented at the Meeting. No action can be taken unless a majority of the outstanding shares of Common Stock is represented. To make sure your shares are represented at the Meeting, please sign and date the proxy card and return it in the enclosed prepaid envelope.

Who is entitled to vote at the meeting?

The securities which can be voted at the Meeting consist of shares of Common Stock of NASB Financial, Inc. Each share entitles its owner to one vote on matters other than the election of directors, for which cumulative voting is permitted (see section entitled – PROPOSAL 1: ELECTION OF DIRECTORS). The Board of Directors has declared the close of business on December 16, 2013, as the record date for determining which stockholders are entitled to vote at the meeting. The number of shares of Common Stock outstanding on the record date was 7,867,614.

What constitutes a quorum?

For a quorum to exist at the annual meeting, at least a majority of the total number of outstanding shares of Common Stock must be present, either in person or by proxy, at the Meeting. If there are not sufficient votes represented for a quorum, management may adjourn the meeting in order to further solicit enough proxies to establish a quorum.

How do I vote?

If the enclosed proxy is properly executed and returned, and is not subsequently revoked, it will be voted according to the specifications you make as a stockholder. The proxy form provides a space for you to withhold your vote for the nominees for the Board of Directors, if you choose to do so. You may indicate the way you wish to vote on each matter in the space provided. Any executed but unmarked proxies will be voted FOR the election of the director nominees named in the proxy statement, FOR the approval of a non-binding and advisory vote on executive compensation and FOR the ratification of the selection of auditors.

If your shares are held in the name of a bank, broker or other nominee and you wish to vote at the meeting, you must obtain a proxy form from the institution that holds your shares.

Can I change my vote after I return my proxy card?

You may change your vote or revoke your proxy at any time before the proxy is voted at the Annual Meeting in any one of the following ways:

•	by sending a signed notice of revocation or a duly executed proxy card with a later date to our corporate secretary that states your intent to revoke your proxy, or;

•	by attending the annual meeting and revoking your proxy in person or voting in person, which will automatically cancel any proxy previously given; however, your attendance alone will not revoke any proxy that you have given previously unless you vote or state your specific intention to revoke a previously given proxy.

If you chose to revoke a proxy in either of the methods, above, you must do so no later than the beginning of the 2014 Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that matter. If your shares are held in “street” name by a broker, bank, or other financial institution, you must contact that institution to change your vote.

What are broker non-votes and how are they counted?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of BKD, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, in which case a broker non-vote will occur and your shares will not be voted on these matters. In addition, your broker does not have discretionary authority to vote on executive compensation, in which case a broker-non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Do we have a policy for confidential voting?

We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy cards and tabulating the vote.

What is our policy regarding director attendance at Annual Meetings?

Our directors are encouraged, but not required, to attend each Annual Meeting of Stockholders, although conflict situations can arise from time to time. Five of our directors attended the 2013 Annual Meeting.

Who is paying for the proxy solicitation?

The Company is bearing all the cost of soliciting the proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, fax, or other methods of communication. The Company will also ask any firms or corporations that are holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to forward proxy material to and obtain proxies from such beneficial owners. The Company will reimburse those forwarding proxies for their reasonable expenses in so doing. No additional compensation shall be paid to directors, officers and regular employees of the Company in consideration of services rendered for the solicitation of proxies.

What are the Board’s recommendations?

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for Director;

•	“FOR” the approval of the compensation of the Company’s named executive officers;

•	“FOR” the ratification of BKD, LLP as the Company’s independent registered public accounting firm.

The Company has not authorized any person to give any information or to make any representations other than those contained in this proxy statement. If any such information is given or representation is made, you should not rely upon it as having been authorized by the Company.

CORPORATE GOVERNANCE AND RELATED MATTERS

Structure and Practices of the Board of Directors

NASB’s business is managed under the direction of its Board of Directors. The Board of Directors exercises general oversight toward the goal that NASB’s management performs in the long-term best interest of stockholders. NASB’s independent Directors have professional experience and expertise to capably oversee the functioning of the Company’s management team. Our Board of Directors has adopted an Ethical Standards Policy and Code of Ethics for all officers, employees and directors. Those documents and the charter of our Audit Committee may be found at the Corporate Governance section of our website at www.nasb.com and are available in print to any stockholder or interested party who requests them.

Currently, the Company’s Board consists of eight directors. Three employee directors are: David H. Hancock, Paul L. Thomas and Keith B. Cox. Five non-employee directors are: Frederick V. Arbanas, Barrett Brady, Laura Brady, Linda S. Hancock, and W. Russell Welsh.

Controlled Company Exemption. The listing standards of NASDAQ require listed companies to have a Board of Directors that have a majority of independent directors. Within the listing standards, there is an exemption from this requirement for “controlled companies,” those for which more than 50% of the voting power is held by one individual, a group of individuals, or another company. Controlled companies need not comply with the NASDAQ listing standards that a majority of members of the Board of Directors be independent and that they have Compensation and Nominating Committees that are composed entirely of independent directors.

Our Board has determined that the Company qualifies as a “controlled company,” as that term is defined under the NASDAQ listing standards. Specifically, the immediate family members of David H. Hancock have executed a voting agreement, whereby the participants have transferred to Mr. Hancock the voting rights of specifically identified shares they own of the Company. The agreement is effective until September 29, 2021, but any party to the agreement may terminate his/her participation in the agreement by providing thirty-day written notice to the remaining parties. All shares covered under the agreement will be voted in the manner directed by Mr. Hancock with respect to all matters for which the vote or approval of the stockholder of the Company are sought.

An aggregate of 979,598 shares owned by immediate family members are covered in the voting agreement. These, in addition to 3,259,233 shares owned by Mr. Hancock, represent a total of 4,238,831 shares in the control group, which constitutes 53.9% of the outstanding shares of the Company. The Company chooses to rely on the “controlled company exemption” under NASDAQ listing standards, since the Company has determined that a majority of directors are not independent. However, the Audit, Compensation and Nominating Committees of the Board are composed entirely of independent directors.

Independence of Directors. In evaluating the independence of directors, the Board takes into account the applicable laws and regulations, the listing standards of the NASDAQ, and criteria set forth by Company policy. These standards include evaluating any material relationships a director may have with NASB, if any, including vendor, supplier, consulting, legal, banking, accounting, charitable, and family relationships. The Board of Directors has identified the following non-employee directors that are “independent” under NASDAQ listing standards: Frederick V. Arbanas, Barrett Brady, Laura Brady, and W. Russell Welsh. Linda S. Hancock is not independent due to her spousal relationship to the Company’s Chairman, David H. Hancock.

Board Leadership Structure. David H. Hancock serves as the Executive Chairman the Company. Mr. Paul L. Thomas, formerly Vice President of the Company and Executive Vice President of the Bank, assumed responsibility as the Company’s Chief Executive Officer (“CEO”) effective May 2013. Mr. Hancock has acquired substantial experience and knowledge through his oversight of the day-to-day operations as CEO of the Company and its subsidiary bank from 1990 to 2013. Mr. Thomas gained substantial experience and knowledge through his service as Vice President of the Company and Executive Vice President of the Bank from 2002 to 2013, and also from his experience as CEO of Community Bank of Excelsior Springs from 1999 to 2002. Given the highly-regulated nature of the banking industry, the Board believes that the knowledge and insight that both Mr. Hancock and Mr. Thomas have gained in their work experiences make them the most effective persons to lead the Company as Chairman and as CEO, respectively.

Our Board of Directors believes that the Company benefits by retaining existing, long-term directors in office because of the industry knowledge and experience that a Director acquires over the course of time, especially with regard to the highly-regulated banking industry.

The Board has not formally appointed a “lead independent director;” however, that function is traditionally performed by the Company’s Audit Committee Chairman, which is currently Barrett Brady.

Audit Committee. The Audit Committee has the responsibility of reviewing the scope and results of audits performed by the Company’s independent auditors and reviewing the findings and recommendations of NASB’s internal audit staff. The Audit Committee is comprised of Frederick V. Arbanas, Barrett Brady, and Laura Brady. In accordance with NASDAQ listing standards, Audit Committee Chairman Barrett Brady qualifies as our Audit Committee’s financial expert. The Audit Committee met four times during fiscal 2013.

The primary responsibilities of the Audit Committee are to assist the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal asset review function and the Company’s internal audit function and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s annual financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management’s internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.

The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the Committee and is accountable to the Committee.

The Audit Committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those polices generally provide that:

•	the performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the Committee members, a designated member of the Committee

•	pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm, and

•	each particular service to be approved must be described in detail and be supported by detailed backup documentation.

The Audit Committee has engaged BKD, LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting for fiscal 2014, subject to stockholder ratification, and has engaged BKD, LLP to perform specific tax return preparation and compliance, tax consulting and tax planning services during fiscal 2014. See “Ratification of Appointment of Independent Registered Public Accounting Firm.”

Communication with the Board of Directors. Our Board of Directors has adopted a process by which stockholders or other interested persons may communicate with the Board or with any of its members. Stockholders or other interested parties may send communications in writing to any or all directors by mail in care of our Corporate Secretary, 12498 So. 71 Highway, Grandview, MO 64030. Communications that meet the procedural and substantive requirements of the process approved by the Board of Directors will be delivered to the specified member(s) of the Board at the earliest practicable opportunity, generally at the next regularly scheduled meeting of the Board of Directors. The acceptance and forwarding of any communication to a director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

“Whistleblower” Policy. The Board of Directors has adopted a “Whistleblower” Policy, which outlines a procedure for any employee to submit confidential complaints, concerns, violations, or suspected violations for any and all matters pertaining to accounting, internal control, or auditing of the Company.

Nominating Committee. The Board of Directors has appointed a Nominating Committee consisting of the independent directors, Frederick V. Arbanas, Barrett Brady, Laura Brady and W. Russell Welsh. In the execution of its duties, the Committee also considers the input and recommendations of the Company’s Chairman and controlling stockholder, David H. Hancock. The Nominating Committee generally nominates incumbent directors for re-election as long as those incumbents have performed in a manner that demonstrates an overall balance of skill and experience to benefit the Company. Candidates for nomination to the Board are evaluated and recommended on the basis of the attributes of a quality director, including leadership skills, strategic vision, good business judgment, an in-depth knowledge of the banking industry, an understanding of the Company’s financial position and familiarity with the markets in which the Company does business. The Nominating Committee does not operate under a formal charter. The Committee met one time during fiscal 2013.

Compensation Committee. The Board of Directors has appointed a Compensation Committee consisting of Frederick V. Arbanas, Barrett Brady and Laura Brady. The primary responsibilities of the Compensation Committee are to determine and approve the compensation for the Company’s senior executive officers, including base compensation, incentive compensation and equity-based compensation. The Compensation Committee does not operate under a formal charter. The Committee met two times during fiscal 2013.

Compliance and Risk Committee. The Board of Directors has appointed a Compliance and Risk Committee consisting of Laura Brady, Barrett Brady, W. Russell Welsh and Paul L. Thomas. The primary responsibility of the Compliance and Risk Committee is to assist the Board in fulfilling their oversight responsibilities related to the Bank’s compliance with the Consent Order issued to the Bank by the Office of the Comptroller of the Currency (“OCC”), effective May 22, 2012, and the Bank Secrecy Act Consent Order issued to the Bank by the OCC, effective February 1, 2013. The Compliance and Risk Committee has a formal charter. The Committee met twelve times during fiscal 2013.

Nomination of Directors

The Nominating Committee is responsible for selecting the nominees for election as directors. All nominees must be approved by a majority of the Nominating Committee. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the Nominating Committee delivers its nominations to the Secretary of the Company at least 20 days prior to the annual meeting date.

In identifying and evaluating nominees for director, the Nominating Committee may receive recommendations from management, other directors, any recruitment consultant it chooses to retain or from stockholders (in accordance with the procedures described, below). The Nominating Committee reviews and evaluates information on each candidate commensurate with the specific expertise needed by the Company and its Board committees. The Nominating Committee has not established any specific minimum qualifications as to nominees; however, qualifications for director are subject to certain limitations and/or criteria as prescribed by banking regulators. The Nominating Committee also considers various factors, including the independence, areas of experience and expertise, diversity, age, geographic representation, business association and economic relationships of each potential candidate as well as education or special skills, prior service on a board of a publicly-traded company, ability to attend and actively contribute to board meetings and other characteristics and qualities that the Nominating Committee may identify, from time to time, as being likely to enhance the effectiveness of the Board and its committees.

Although the Company has no formal policy on Board diversity, the Board desires a diverse group of directors to broaden its collective expertise and knowledge of the Company’s business, as well as to evaluate management and positively influence the Company’s performance. Accordingly, the Nominating Committee takes into account a number of factors and considerations, including diversity.

It is the policy and practice of the nominating Committee to consider nominations of director candidates that are properly made by stockholders in writing and delivered to the Secretary of the Company at least one-hundred twenty days and not more than one-hundred eighty days prior to the anniversary of the prior year’s annual meeting date. Stockholder recommendations for director must contain the name, age, business address, residence address, the principal occupation or employment, biographical data and qualifications of each such recommended nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such recommended nominee as a director. Such recommendations must include a signed consent from the nominated person to serve as a director of the Company, if elected. The Nominating Committee will evaluate candidates in the same manner, regardless of whether the recommendation is from a stockholder, management or the Nominating Committee.

Each nominee for director is an existing director standing for re-election. The Company did not receive any properly executed stockholder nominations within the required timeframe.

Compensation of Directors and Committee Members

Non-employee directors are paid a directors’ fee for each regular monthly board meeting and, where applicable, for each Compliance Committee meeting or Audit Committee meeting that they attend. During the fiscal year ended September 30, 2013, these fees were $1,500 for each monthly board meeting attended, $1,250 for each Compliance and Risk Committee meeting attended and $1,250 for each Audit Committee meeting attended. Each non-employee director also receives an annual retainer of $10,000. The Chair persons of both the Audit Committee and the Compliance and Risk Committee receive an additional annual retainer of $3,000. These annual retainers, board meeting fees, and committee fees are the only compensation that the Company pays to its non-employee directors. No retainer fees or meeting fees are paid to any employee directors.

The following table provides compensation paid to non-employee directors for their service to the Company during fiscal 2013. Those directors who are also executive officers of the Company do not receive compensation for their service as a director, other than compensation they receive as an executive officer of the Company (see section entitled: Executive Compensation).

	Fees and			Change in Pension
	Retainers			Value and
	Earned	Stock	Option	Nonqualified	All Other
	or Paid in	Awards	Awards	Deferred	Compensation
Name	Cash ($)	($)	($)	Compensation	($)	Total ($)
Frederick V. Arbanas	32,000	—	—	—	—	32,000
Barrett Brady	48,750	—	—	—	—	48,750
Laura Brady	50,500	—	—	—	—	50,500
Linda S. Hancock	27,500	—	—	—	—	27,500
W. Russell Welsh	41,000	—	—	—	—	41,000

PROPOSAL 1: ELECTION OF DIRECTORS

At each meeting of the stockholders at which there is an election of directors, each stockholder is entitled to a number of votes equal to the number of shares he or she owns multiplied by the number of directors that are to be elected. A stockholder may cumulate these votes by voting the total number of votes for any one candidate or by distributing votes equally or unequally among the nominees. For example, if a stockholder owns 1,000 shares of stock in the Company and there is an election to fill three director positions at an Annual Meeting, the stockholder would have 3,000 total votes that could be spread among one or more of the nominees equally or unequally.

Stockholders may exercise their rights to cumulative voting by attaching instructions to their proxy card indicating how many votes their proxy should give each candidate. The Board of Directors reserves the right to cumulate votes with respect to proxies assigned to the Board unless authorization is expressly withheld or instruction is otherwise given. The election of directors requires the affirmative vote of a plurality of votes cast at the meeting.

The directors are divided into three classes. Two directors are to be elected at this meeting. Both of the nominees, Barrett Brady and Keith B. Cox, currently serve on the Company’s Board of Directors and are seeking re-election to serve until the 2017 Annual Meeting, or until their successors are elected and qualified to serve.

The Board of Directors intends to vote the proxies for the election of all of the director nominees named below for directors or, at their discretion, cumulatively vote for any one or more, unless the proxy is marked to indicate that such authorization is expressly withheld. Management believes that all such nominees will stand for election but, if any person nominated fails to stand for election, the Board of Directors reserves full discretion to vote for any other person who may be nominated. Management believes that each Director nominee named in this proxy statement will serve if elected.

Information as to Nominees and Continuing Directors

The following section presents a brief description of the backgrounds and principal occupations of each nominee and director of the Company. Each director of the Company is also a member of the Board of Directors of the Bank. The Nominating Committee has not established any specific minimum qualifications as to the nominees for the Company’s Board of Directors; however, qualifications for director are subject to certain limitations as prescribed by banking regulators.

Biographies of Director Nominees – Three year terms expiring in 2017

Mr. Barrett Brady, age 67, is an independent director and has served as a member of the Board since 1993. He is the Chairman of the Audit Committee of both the Company and the Bank. He is also a member of the Compensation, Compliance and Risk, and Nominating Committees of the Board.

Mr. Brady retired December 31, 2008, from his position as Senior Vice President of Highwoods Properties, Inc., a real estate investment trust listed on the NYSE. Prior to that time, Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition by Highwoods Properties, Inc. in 1998. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady holds a Bachelor of Business Administration Degree from Southern Methodist University and a Master of Business Administration Degree from the University of Missouri. Mr. Brady serves on the Boards of Directors of J.E. Dunn Construction Group, Inc., MRIGlobal, CorEnergy Infrastructure Trust and EPR Properties. CorEnergy Infrastructure Trust and EPR Properties are both publicly traded real estate investment trusts listed on the NYSE. He also serves on the Audit and Compensation Committees and as Chairman of the ESOP Committee of J.E. Dunn Construction Group, Inc., as Chairman of the Compensation and Human Resource Committees of MRIGlobal, as a member of the Governance Committee and the Audit Committee of CorEnergy Infrastructure Trust and as a member of the Audit Committee, Nominating/ Governance Committee, Compensation Committee and Chairman of the Finance Committee for EPR Properties. Mr. Brady’s extensive experience in commercial real estate, financial and accounting matters qualify him to serve as our Company’s Audit Committee financial expert.

The Board has identified the knowledge and understanding of the commercial real estate market of Mr. Brady, primarily from his experience as an executive officer of a company investing in and operating real estate properties, his service on the board of publicly traded Real Estate Investment Trust companies and his service on the board of a major general contractor that makes him uniquely qualified to serve on our Board of Directors.

Mr. Keith B. Cox, age 52, is an employee Director and the President of the Company and the Bank. He has served as an employee Director of the Company since 2001. Mr. Cox has been employed by North American Savings Bank since 1982, served as Executive Vice President and Chief Financial Officer from 1996 to 2002 and, prior to that time, as Vice President and Controller of the Bank. He holds a Bachelor of Arts in Business Administration with a Concentration in Accounting from MidAmerica Nazarene University and a Master of Business Administration Degree with a Concentration in Finance from Rockhurst University.

The Board has identified the understanding of financial statements that Mr. Cox acquired as the Company’s CFO, his knowledge of retail banking and his past Board service to the Company as attributes that uniquely qualify him to serve on our Company’s Board.

The Board of Directors recommends that you vote “FOR” the election of each nominee.

Biographies of Current Directors – Terms expiring in 2015

Mr. Frederick V. Arbanas, age 74, is an independent director and has served as a member of the Board since 1974. He serves as a member of the Audit Committee of the Board of both the Company and the Bank. He also serves on the Board’s Compensation Committee and Nominating Committee.

Mr. Arbanas is retired from Fred Arbanas, Inc., a national Yellow Pages advertising company he founded in 1970. He has also worked as a promotional Director for Kansas City Coca-Cola Bottling Company, as manager for Fordyce Materials, and was a professional football player for the Dallas Texans and Kansas City Chiefs from 1961 to 1970. Mr. Arbanas has also continuously served as an elected member of the Jackson County, Missouri, legislature since 1973. He holds a Bachelor of Science Degree from Michigan State University.

The Board has identified Mr. Arbanas’ lengthy service as an elected official, his in-depth knowledge of operating a small business and his substantial term as a director of our Company as attributes that qualify him to serve as a director of our Company.

Ms. Laura Brady, age 37, is an independent director and has served as a member of the Board since 2008. She is Chairperson of the Compliance and Risk Committee and a member of the Audit Committee of both the Company and the Bank. She also serves on the Board’s Compensation Committee and Nominating Committee. Ms. Brady is the daughter of Barrett Brady.

Ms. Brady is the President and CEO of Medical Positioning, Inc., a manufacturer of patented specialty beds and tables used for medical imaging, a position she has held since 2010. In 2009 and 2010 she was the Vice President and General Manager for Franchise Operations and E-Commerce of Three Dog Bakery, Inc. From 2002 to 2008, she worked for Wolferman’s, a division of Williams Foods, Inc., the latter portion as Vice President and General Manager. Prior to that, she worked for Archon Group, a real estate subsidiary of Goldman Sachs, as a portfolio analyst. Ms. Brady holds a Bachelor of Arts Degree in Economics from Trinity University in San Antonio, Texas, and an Master of Business Administration Degree from the University of North Carolina.

The Board has identified Ms. Brady’s significant business experience, including executive, operational and marketing roles with multiple companies, and her past service as a director as attributes that qualify her to serve as a director of our Company.

Mr. W. Russell Welsh, age 64, is an independent director and has served as a member of the Board since 1997. He is a member of both the Compliance and Risk and the Nominating Committee of the Board.

Mr. Welsh is the Chairman and Chief Executive Officer of Polsinelli, a law firm headquartered in Kansas City, Missouri. During Mr. Welsh’s leadership as Chairman of Polsinelli, the firm has increased from 90 attorneys to more than 675 attorneys and 1,100 employees. Mr. Welsh has also expanded the firm’s geographic presence to 16 cities including office locations in Chicago, Dallas, Denver, Los Angeles, New York, Phoenix, St. Louis and Washington, D.C. Mr. Welsh holds a Bachelor of Arts Degree from the University of Kansas and a Juris Doctor from the Georgetown University School of Law. He is the immediate past Chairman of the Board of both Starlight Theatre and the Greater Kansas City Chamber of Commerce. He also serves on the Board of the Community Blood center and is a member of the Civic Council of Kansas City.

Throughout Mr. Welsh’s successful tenure as CEO of Polsinelli and his board service to various non-profit companies, he has developed an astute business acumen and has gained a knowledge of regulated entities. The Board has identified these experiences and his service as a director for the Company as attributes that qualify him to serve as an independent director of our Company.

Biographies of Current Directors – Three year terms expiring in 2016

Mr. David H. Hancock, age 68, is Board Chairman of the Company and the Bank, positions he has held since 1990. From 1990 to April 2013 he also served as CEO of both the Bank and the Company. Mr. Hancock is the spouse of Linda S. Hancock.

Prior to his service with North American Savings Bank, Mr. Hancock managed Corporate Fixed Income Trading for Moore, Juran & Company from 1979 to 1990. He served as a Director of NRUC Corporation from 1987 to 1991, a railcar and equipment leasing company. Prior to that time, he worked in trading and sales of fixed income securities for Allison Williams Company from 1976 to 1979 and for Stifel, Nicolaus & Company from 1972 to 1976. Mr. Hancock holds a Bachelor of Arts Degree in Economics from Westminster College and an Master of Business Administration Degree from the University of Missouri – Columbia.

The Board identified that Mr. Hancock has obtained an in-depth level of knowledge and understanding of the banking industry and of the commercial real estate markets in which our Company operates through his experience as an executive officer of companies operating, investing in, and lending on real estate properties.

Ms. Linda S. Hancock, age 63, has served as a Director of the Company and the Bank since 1995. Because of her spousal relationship to David H. Hancock, the Board has deemed that she is a non-independent Director of the Company. Ms. Hancock has owned and operated Linda Smith Hancock Interiors, an interior design firm, since 1974. She holds a Bachelor of Science Degree from the University of Kansas.

The Board has identified that Ms. Hancock’s experience as a successful small business owner gives her a unique and valuable perspective, especially with regard to the Company’s efforts to meet the needs of small businesses and consumer banking clients, that qualifies her to serve as a director of our Company.

Mr. Paul L. Thomas, age 46, is an employee Director and the CEO of the Bank and the Company, positions to which he was appointed in May 2013. Prior to that time, he served as Executive Vice President and Chief Credit Officer of the Bank and Vice President of the Company, beginning in 2003. He has served as an inside Director of the Company since 2005 and as a member of the Compliance Committee of the Board since its inception in 2012. Mr. Thomas was Chairman and CEO of CBES Bancorp from 2000 to 2003 and, prior to that time, was a Vice President of Commercial Real Estate Lending from 1997 to 2000 and Vice President and Investment Officer from 1991 to 1997, with North American Savings Bank. He also served as a portfolio analyst for DeMarche and Associates. Mr. Thomas holds a Bachelor of Science in Business Administration, with a dual degree in Finance & Banking and Real Estate from the University of Missouri – Columbia. He also holds an Master of Business Administration Degree with an Concentration in Finance from the University of Missouri – Columbia.

The Board has identified Mr. Thomas’ experience and position with our Company, his experience as former CEO of a thrift institution, his vital understanding of banking and the real estate markets in which we do business and his in-depth knowledge of operational issues as attributes that qualify him to serve as an employee director of our Company.

The Nominating Committee has evaluated the specific experience, qualifications, attributes, and skills of each of the Current Directors and Director Nominees and has determined that each is qualified to serve as a Director of the Company at this time. In doing so, the Nominating Committee focused primarily on the credentials outlined in the biographical information set forth above for each Current Director and Director Nominee. Particular consideration was given to the education and many years of experience the Directors have in the real estate, finance and banking businesses. The Nominating Committee believes that these experiences are vital in order to identify, understand and address new trends, challenges and opportunities for the Company.

The Board of Directors held 12 regular meetings during the fiscal year ended September 30, 2013. All directors attended more than 75% of the meetings of the Board of Directors and committees to which they belong.

EXECUTIVE OFFICERS

Here are our named executive officers and some brief information about their backgrounds.

David H. Hancock, age 68, is our Board Chairman. His background is described in “Election of Directors.”

Paul L. Thomas, age 46, is our CEO. His background is described in “Election of Directors.”

Keith B. Cox, age 52, is the our President and an employee director. His background is described in “Election of Directors.”

Rhonda Nyhus, age 48, is our Senior Vice President and Chief Financial Officer. From 1997 to 2001 she served as our Vice President and Controller and from 1995 to 1997, she worked as Internal Audit Manager for the Bank. Prior to that time, she had six years of experience with the accounting firm of Grant Thornton. Ms. Nyhus is a CPA.

Bruce J. Thielen, age 53, is our Executive Vice President and Manager of our Residential Lending division, a position he has held since 1995. From 1990 to 1995, he served as our Vice President and Manager of Loan Servicing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Company’s fiscal 2013 earnings were $27.6 million or $3.51 per share, an increase of 53% over the results of fiscal 2012, when the company recorded earnings of $18.1million or $2.30 per share. These results were also a substantial improvement over fiscal 2011, when the Company incurred a net loss of $16.3 million after the recognition of significant loss provisions on loans in our commercial real estate, construction and land development portfolios.

Our residential mortgage banking segment had another profitable and successful year in fiscal 2013. Specifically, the mortgage banking segment contributed after-tax net income of $13.5 million in fiscal 2013, a 21% increase over the $11.2 million in fiscal 2012 and a significant improvement over the $2.2 million in fiscal 2011.

The Company’s executive compensation programs are designed to attract and retain quality executives and to motivate them to a high level of performance. Executive compensation is administered by the Compensation Committee, which sets executive compensation and periodically makes grants of stock options in accordance with the Company’s Incentive Stock Option Plan. After considering the above financial results, the economic environment and the contributions of each executive, the Compensation Committee made the following decisions during fiscal 2013:

•	Base pay increases for named executive officers were based on level of responsibility, analysis of comparable peer positions and other internal considerations.

•	While emphasizing performance-based compensation, the Compensation Committee does not attempt to maintain a stringent correlation between executive bonus compensation and annual profits, nor does the Committee make profitability an explicit performance metric. However, the Committee does consider profitability as a significant factor in whether to award annual bonuses to executive officers at the end of each fiscal year. For fiscal 2013, the Compensation Committee awarded cash bonuses to named executive officers based on each officer’s contribution to the Company’s overall performance during the year. Specifically, the Company’s Return on Assets of 2.32% exceeded that of all 31 institutions in its custom peer group, using the most recently available peer data. Although the Company’s total asset size ranked only in the 28th percentile of its peer group, its fiscal 2013 net income of $27.6 million ranked in the 91st percentile of the peer group, using the most recently available peer data. The regulatory scrutiny the Company received during fiscal 2012 and the negative financial results of our banking segment in fiscal 2011 were significant factors in the Compensation Committee’s decision to award no annual bonuses to any named executive officers or other executive officers during those years, except to Mr. Thielen, who is manager of the profitable residential mortgage banking segment.

•	The Compensation Committee believes that consistent annual profits and profit growth will ultimately drive long-term shareholder value. The Compensation Committee seeks to align the interests of management and shareholders by periodically offering stock option grants to named executive officers. No stock option grants were made in fiscal 2013, 2012 or 2011.

The Compensation Committee believes that these decisions encompass the Company’s performance orientation and are reflective of financial results and aligned with shareholders.

Our Company did not participate in the TARP Capital Purchase Program and is not subject to the compensation restrictions or limitations required by the TARP Program rules or the American Recovery and Reinvestment Act of 2009.

Overview of Compensation Philosophy

The Company’s compensation philosophy has several key objectives, including:

•	to attract and retain quality executives that can understand and accomplish the Company’s goals and objectives;

•	to provide incentive for executives to assure the Company’s (and the Bank’s) compliance with various regulations;

•	to provide incentive for executives to administer the assets of the Company in a manner that maximizes earnings, returns on assets, and returns on equity, and;

•	to closely align the interests of management with those of stockholders, especially with regard to creating long-term stockholder value.

Executive officers of the Company (NASB Financial, Inc.) are also executive officers of the subsidiary Bank (North American Savings Bank, F.S.B.). All executive officers are considered employees of the Bank and all cash compensation paid to them is from the Bank. The various components of compensation that the Committee considers when compensating executive officers are: base salary, annual cash bonus awards, grants of stock options from the Company’s incentive stock option plan, health and dental insurance, disability insurance, and Company contributions to the Bank’s 401(k) plan. The insurance and 401(k) contributions are offered to all executives under the same terms and conditions that they are offered to all employees. The Compensation Committee awards cash bonuses and incentive stock options to executive officers at their discretion but such are not necessarily awarded to all executives in every year.

The Company does not use any other types of incentive compensation than those listed above. The Company does not provide its executives any of the other types of compensation or arrangements that similar companies often provide such as stock appreciation rights, stock awards, employee stock purchase plans, deferred compensation plans, employment agreements, termination agreements, change-in-control agreements, Company vehicles, or club memberships.

The Compensation Committee believes that, although one of the key objectives is to create shareholder value, this does not necessarily mean that stock performance, as measured in the short-term (i.e. year-to-year), is a clear indication of the shareholder value being built. Based on average daily trading volume, the Company’s stock is somewhat illiquid compared to similar institutions. Therefore, the Compensation Committee makes executive compensation decisions based only on their view of each executive’s contribution to long-term shareholder value.

The Board of Directors and the Compensation Committee believe that purely objective measures of executive performance may place too much emphasis on quantity of transaction volume over the quality of assets that executives are creating. For example, beginning in 2006, the banking industry experienced a substantial slow-down in the residential and commercial real estate markets, both for construction and existing properties. This is having a significant impact on the Company’s opportunities to originate quality construction and commercial real estate loans. Certain borrowers, especially those with investments in residential construction and commercial real estate, are also affected by the real estate slow down, hold more real estate inventory, and become lesser quality borrowers than during boon times. The Committee also believes that a formulaic compensation structure would have an undesired effect of motivating executive officers to sacrifice sustainable long-term profitability to achieve short-term asset origination volumes or earnings ratios. For these reasons, the Compensation Committee believes in using mostly subjective measures for determining executive compensation, rather than formulating strict policies regarding levels and various elements of compensation. The Committee believes that purely objective, formulaic, and volume based measures would detrimentally motivate the executives to emphasize the quantity of new assets produced over the quality of those assets.

Compensation Setting Process

The Compensation Committee evaluates the performance of its executive officers using a mostly subjective analysis. The Committee does not use any specifically predefined target levels of transaction volumes or quantitative measures when determining executive officer compensation each year. The Compensation Committee believes that using more subjective criteria to measure each executive’s performance ensures that each executive will focus on the quality of assets that he or she is producing, rather than merely the quantity. However, the Committee does consider overall profitability of the business segments related to each executive and, while the Committee does not maintain any stringent correlation between profitability and executive compensation, it does subjectively consider the objective measures of business segment profitability.

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation. At our 2013 annual meeting, 99.7% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes the beneficiaries of our executives’ efforts should have a say in how they are compensated and will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

During each of the 2013, 2012 and 2011 fiscal years, our Compensation Committee retained the services of an independent compensation consultant, Towers Watson, to advise them and perform an assessment of the competitiveness of the Company’s executive officer compensation programs, including our named executive officers. This process included (a) identifying the appropriate benchmarking surveys with which to compare our Company’s executive positions, and (b) providing comparative base salary, annual incentive and long-term incentive data.

Towers Watson helped the Compensation Committee to determine an appropriate and reasonable peer group to be used in benchmarking the Company’s performance and executive compensation. In this process, they considered several categories and characteristics of public companies in the banking sector including (a) size based on market capitalization and total assets, (b) mix of banking products, (c) historical performance, and (d) geographic distribution. Factors for selecting the peer group also considered the economic and labor markets in which those peers operate. During fiscal 2012, the Compensation Committee reviewed data from a selected group of 19-peers. However, since NASB’s mortgage banking segment was a significant contributor to the Company’s results, for fiscal 2013 the Compensation Committee, in conjunction with Towers Watson, reviewed data from an additional 12-peers that have significant emphasis on residential lending as part of their business plans. The following total of 31-banking peers were reviewed in fiscal 2013:

Access National Corporation (VA)	Intermountain Community Bancorp (ID)	Provident Financial Holdings, Inc. (CA)
Anchor BanCorp Wisconsin, Inc. (WI)	Kearney Financial Corp. (NJ)	Pulaski Financial Corp. (MO)
ASB Bancorp Inc. (NC)	Meta Financial Group, Inc. (IA)	Roma Financial Corp. (NJ)
Auburn National Bancorporation (AL)	Monarch Financial Holdings, Inc. (VA)	SI Financial Group (CT)
BofI Holding, Inc. (CA)	Mutualfirst Financial Inc. (IN)	Teche Holding Company (LA)
Cascade Bancorp (OR)	Northfield Bancorp, Inc. (NY)	Territorial Bancorp (HI)
CFS Bancorp Inc. (IN)	OceanFirst Financial Corp. (NJ)	United Financial Bancorp (MA)
Crescent Financial Bancshares Inc. (NC)	Omniamerican Bancorp, Inc. (TX)	Valley Financial Corp. Virginia (VA)
First Defiance Financial Corp. (OH)	Oritani Financial Corp. (NJ)	Waterstone Financial, Inc. (WI)
Heritage Financial Group Inc. (GA)	Orrstown Financial Services (PA)
HF Financial Corp. (SD)	Palmetto Bancshares Inc. (SC)

The institutions included in the custom peer group were deemed by the Committee as generally comparable in size, business focus, real estate lending concentration, and in the level of responsibility of the executive officers. The institutions included in the custom peer group may be changed from time to time based on each peer’s relevancy to NASB. The Committee believes that operating results and performance ratios should be just one component of its overall decision process. The Committee also recognizes that a myriad of factors, outside the control of the Company’s executives, can influence the Company’s long-term performance and cause it to differ from that of its peers in any given period.

In addition to the custom peer group, the Compensation Committee compared the Company’s performance to the weighted average performance ratios of all national depository institutions, all national thrift institutions, and of those national thrift institutions with total assets between $1 billion and $5 billion, which were obtained from Call Report data presented on the FDIC website.

Components of Executive Compensation

Base Salary. This component is established and reviewed based on each executive’s level of influence, scope of responsibility, prior experience, past accomplishments, individual performance, and competitive market practices.

Annual Cash Bonus. In addition to base salary, the Compensation Committee considers annual cash bonuses to executive officers. The annual cash bonus awards are not administered as part of any formal cash bonus program. Executive officers are included, or excluded, each year at the sole discretion of the Compensation Committee, with input from a management committee that includes the Chairman, Chief Executive Officer, President, Chief Financial Officer, and Human Resources Manager. While the criteria for an annual cash bonus is subjective, the Compensation Committee does review the Company’s earnings ratios versus peer data, including Return on Assets and Return on Equity. After foregoing cash bonuses in fiscal 2012 and 2011, the Compensation Committee decided to pay cash bonuses to the Chairman, CEO, President and CFO based on each officer’s contribution to the Company’s improved performance and financial condition in fiscal 2013. The Compensation Committee determined to pay a cash bonus to Bruce J. Thielen based on his significant positive impact on the profitability and long-term positioning of our residential mortgage banking segment. Cash bonuses for fiscal 2013 were paid either during the fiscal year or within 60-days after fiscal year-end.

Stock Option Awards. Incentive Stock Options (“ISOs”) are granted at the sole discretion of the Compensation Committee. In general, ISOs are used to align the interest and goals of executive officers with those of the shareholders. Additionally, they are intended to foster long-term service and to motivate executives to make decisions that maximize long-term shareholder value. ISOs are not necessarily granted every year and are not necessarily granted to every executive officer. The Compensation Committee makes ISO grants whenever it deems appropriate that such grant would properly help motivate and retain specific executive officers to achieve the long-term goals of the Company. The Compensation Committee intends that ISO grants function as long-term incentives.

Other Compensation. Since the compensation programs are intended to reflect business performance and align the interests of management and stockholders, the Company provides a limited amount of other benefits. Executive officers are eligible to receive health insurance benefits and 401(k) retirement contributions in the same manner as all other employees of the Bank (See Benefits: Retirement Plan). There are no benefits or payments to executive officers that would qualify as “perquisites.”

Employment Agreements

The Company has not entered into any employment agreements or any post-termination benefit agreements with any of its employees, officers, or executive officers.

Employee Compensation Policies Relating to Risk Management

The Compensation Committee believes that the Company’s compensation program does not encourage excessive risk-taking and, instead, encourages behavior that supports sustainable value creation by appropriately balancing risk and reward. During each annual compensation setting process, the Compensation Committee considers the Company’s compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking likely to have a material adverse effect on the Company. In particular, the Company’s compensation program involves subjective analysis by the Compensation Committee and avoids tying compensation to specific performance measures that could promote excessive risk-taking. In addition, one of the compensation program’s key objectives is to ensure the Company’s and the Bank’s compliance with regulations.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers who received compensation of $100,000 or more and served in such capacities as of September 30, 2013.

						Non-Equity	Nonqualified	All Other
						Incentive	Deferred	Compensation
				Stock	Option	Plan	Compensation	(including
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Perquisites)	Total
Position with Bank	Year	($)	($)(1)	($)	($)	($)	($)	($) (2)	($)
David H. Hancock Board Chairman	2013 2012 2011	323,958 300,750 300,750	376,000 — —	— — —	— — —	— — —	— — —	8,063 7,350 7,350	708,021 308,100 308,100
Paul L. Thomas Chief Executive Officer (Principal Executive Officer)	2013 2012 2011	336,458 250,750 252,104	501,000 — —	— — —	— — —	— — —	— — —	9,271 7,104 7,073	846,729 257,854 259,177
Rhonda Nyhus Senior Vice President & Chief Financial Officer (Principal Financial Officer)	2013 2012 2011	195,042 174,292 140,750	206,000 — —	— — —	— — —	— — —	— — —	5,649 5,229 4,673	406,691 179,521 145,423
Keith B. Cox President	2013 2012 2011	273,958 250,750 250,750	276,000 — —	— — —	— — —	— — —	— — —	8,063 7,350 7,073	558,021 258,100 257,823
Bruce J. Thielen Executive Vice President, Residential Lending	2013 2012 2011	182,292 175,992 170,000	1,100,000 650,000 400,000	— — —	— — —	— — —	— — —	7,650 10,775 3,825	1,289,942 836,767 573,825

(1)	For all executive officers shown, above, the cash bonus awards were paid either during the fiscal year presented or within 60-days after fiscal year-end.
(2)	Consists of the Company’s matching contributions under the Company’s 401(k) plan.

Total compensation for the fiscal year ended September 30, 2013, totaled $5,004,940 for all eleven executive officers as a group. Total compensation for the fiscal year ended September 30, 2012, totaled $2,809,564 for all ten executive officers, as a group. Total compensation for the fiscal year ended September 20, 2011, totaled $2,248,998 for all nine executive officers as a group.

Grants of Plan-Based Awards

During fiscal 2013, there were no options granted by the Compensation Committee of the Board to either named or non-named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding awards to the named executive officers that have been granted but not yet vested or exercised as of September 30, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
David H. Hancock	—	—	—	$—	—	—	—	—	—

TOTAL	—	—	—			—	—	—	—
Paul L. Thomas	1,000 1,000 2,400	— — —	— — —	42.17 32.91 30.33	8/1/2015 7/21/2016 7/24/2017	— — —	— — —	— — —	— — —

TOTAL	4,400	—	—
Rhonda Nyhus	1,500 500 500 600	— — — —	— — — —	35.50 42.17 32.91 30.33	7/27/2014 8/1/2015 7/21/2016 7/24/2017	— — — —	— — — —	— — — —	— — — —

TOTAL	3,100	—	—
Keith B. Cox	500 1,000 1,000 2,400	— — — —	— — — —	35.50 42.17 32.91 30.33	7/27/2014 8/1/2015 7/21/2016 7/24/2017	— — — —	— — — —	— — — —	— — — —

TOTAL	4,900	—	—
Bruce J. Thielen	1,000 1,500 2,400	— — —	— — —	42.17 32.91 30.33	8/1/2015 7/21/2016 7/24/2017	— — —	— — —	— — —	— — —

TOTAL	4,900	—	—

Option Exercises and Stock Vested

No stock options were awarded or exercised during fiscal 2013. The Company does not make stock awards.

BENEFITS

Retirement Plan

During the fiscal year ended September 30, 2013, North American maintained a 401(k) Qualified Defined Contribution Plan (“Plan”) for all employees who worked at least 1,000 hours per year, were 21 years of age, and had been employed for one year or more. This Plan complies with the requirements of the Employment Retirement Income Security Act of 1974 (“ERISA”). The Plan provides, in general, that an employee may elect to contribute from 1% to 100% of their annual salary on a pre-tax basis, subject to certain IRS dollar limits. The Bank will contribute 50% of the employee’s contribution, up to a maximum of 3% of the employee’s salary, also subject to IRS limits. Employees are 100% vested in the employer’s contributions after three years of service to the Bank. Benefits under the Plan are determined by the contributions of the Bank and the participant. Normal retirement age is 65. Upon retirement, the participant elects the manner in which the accrued contributions plus earnings are to be received.

The aggregate contributions by the Bank under the Plan for named executive officers during the fiscal year ended September 30, 2013, were: David H. Hancock, $8,063; Paul L. Thomas, $9,271; Rhonda Nyhus, $5,649; Keith B. Cox, $8,063; Bruce J. Thielen, $7,650, and for all executive officers as a group were $65,579. Accumulative life-to-date contributions by the Bank are: David H. Hancock, $129,546; Paul L. Thomas, $67,181; Rhonda Nyhus, $51,900; Keith B. Cox, $108,899; and Bruce Thielen, $113,852.

The Company does not offer any other pension benefits or any other type of benefit plans that would be considered either qualified or non-qualified defined benefit plans.

2004 Stock Option Plan

The stockholders approved the Company’s 2004 Stock Option Plan on January 27, 2004. Under the 2004 Stock Option Plan, options to purchase up to 250,000 shares of Common Stock may be granted to officers and employees of the Bank and its subsidiaries. As of September 30, 2013, there were 170,343 shares of Common Stock remaining available for issue under the 2004 Stock Option Plan.

The options granted are intended to be incentive stock options under Section 442A of the Internal Revenue Code as amended. Qualified stock options must be granted by the tenth anniversary of the effective date of the 2004 Stock Option Plan. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. No option shall be exercisable after the expiration of ten years from its date of the grant.

The Compensation Committee of the Board of Directors administers the 2004 Stock Option Plan. The Board selects the employees to whom options are to be granted and the number of shares to be granted based upon, among other things, an employee’s length of service, the amount of compensation, and the nature of responsibilities, duties and functions.

During the year ended September 30, 2013, the Board did not issue any new stock options.

As of September 30, 2013, none of the options granted under the 2004 Stock Option Plan have been exercised. Options held by executive officers who are directors are included in the table under beneficial ownership. The total of all executive officers as a group, including those named and non-named, hold options to purchase 24,919 shares.

The following table provides information about the shares of Common Stock that may be issued upon exercise of options granted in the 2004 Stock Option Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	41,138	$35.19	170,343
Equity compensation plans not approved by shareholders	—	—	—

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is composed of independent directors Frederick V. Arbanas, Barrett Brady and Laura Brady. The Committee is responsible for setting and administering the policies that govern both annual executive compensation and stock ownership programs.

The Compensation Committee of the Board of Directors has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:	Frederick V. Arbanas
Barrett Brady
Laura Brady

This compensation committee report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2013, the Committee met four times, and the chairman of the Committee, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing any and all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the Internal Audit Manager and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent auditors and the Internal Audit Manager their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” as amended, supplemented or superseded (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Committee discussed and reviewed, with and without management present, the results of the independent auditors’ integrated audit, which included an examination of the Company’s financial statements and internal control over financial reporting in accordance with Sarbanes-Oxley Section 404. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2013, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the Securities and Exchange Commission. The Committee also recommended the appointment, subject to shareholder approval, of BKD, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2014, and the Board concurred with that recommendation.

By the Audit Committee:	Barrett Brady, Audit Committee Chairman
Frederick V. Arbanas
Laura Brady

This audit committee report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information about the only known beneficial owners of five percent (5%) or more of our voting Common Stock based on our stock outstanding at November 30, 2013. Any persons or groups that own more than five percent (5%) are required to file certain reports with the SEC regarding their ownership. Except for Mr. David H. Hancock and Mr. Michael G. Dunn (listed in the table, below), we are not aware of any other persons or groups that own more than 5% of NASB’s Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Shares Outstanding (2)
Common Stock	David H. Hancock 12498 South 71 Highway Grandview, MO 64030	3,523,301 shares total (1)	44.8%
Common Stock	Michael G. Dunn 102 Georgia St. St. Simons, GA 31522	591,537 shares total	7.5%

(1)	Includes 264,068 shares which are owned by Mr. Hancock’s spouse, Linda S. Hancock.
(2)	The calculation of percent of class is based on the number of shares of Common Stock outstanding as of November 30, 2013, excluding shares held by the Company as treasury stock.

Security Ownership of Directors and Executive Officers

The following table provides the number of shares of our Common Stock that is beneficially owned by each director, current named executive officers, and all directors and executive officers as a group as of November 30, 2012.

	Shares	Percent of
	Beneficially	Shares
Name of Beneficial Owner	Owned (1)	Outstanding (4)
David H. Hancock (2)	3,523,301	44.8%
Paul L. Thomas	20,200	*
Rhonda Nyhus	5,100	*
Keith B. Cox	33,124	*
Bruce J. Thielen	45,141	*
Frederick V. Arbanas	13,044	*
Barrett Brady	13,400	*
Laura Brady	2,500	*
Linda S. Hancock (3)	3,523,301	44.8%
W. Russell Welsh	19,092	*
All directors and executive officers as a group (14 persons) (5)	3,694,561	47.0%

*	Less than one percent (1%).

(1)	Includes the following shares which each of the named individuals have the right to acquire pursuant to the options each one holds under the 2004 Stock Option Plan, but have not yet been exercised: Paul L. Thomas (4,400), Rhonda Nyhus (3,100), Keith B. Cox (4,900), Bruce J. Thielen (4,900), and all executive officers as a group (24,919). None of the non-employee directors hold any Stock Options.
(2)	Includes 264,068 shares which are owned by Mr. Hancock’s spouse, Linda S. Hancock.
(3)	Includes 3,259,233 shares which are owned by Ms. Hancock’s spouse, David H. Hancock.
(4)	The calculation of percent of class is based on the number of shares of Common Stock outstanding as of November 30, 2013, excluding shares held by the Company as treasury stock.
(5)	Includes an aggregate of 24,919 shares for which the executive officers as a group have the right to acquire pursuant to the options they individually hold under the 2004 Stock Option Plan, but have not yet been exercised.

Transactions Between the Company and its Directors, Officers, or Their Affiliates

Prior to the Financial Institutions Reform Recovery and Enforcement Act of 1989, we followed a policy of offering mortgage loans for the financing of personal residences and consumer loans to our officers, directors and employees. We made these loans in the ordinary course of business and on substantially the same terms and collateral, except for fees, as those of comparable market transactions prevailing at the time. The loans did not involve more than the normal risk of collectability or present other unfavorable features. Under our current policy, we no longer make portfolio loans to our executive officers and directors.

As of September 30, 2013, there were no loans made on preferential terms, as explained above, to any executive officer or director of the Company that exceeded $60,000 in the aggregate. Loans to executive officers and directors or their associates, which were not made on preferential terms, if any, are disclosed in the notes to the consolidated financial statements in the 2013 Annual Report to Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of a registered class of NASB Financial, Inc. equity securities, to file reports of ownership and reports of changes in ownership with the SEC. Our officers, directors and greater than 10% stockholders are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2013, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met. Where applicable, transactions were properly filed on Form 5 at the end of our fiscal year-end.

Compensation Committee Interlocks and Insider Participation

At no time during fiscal 2013 did any of our executive officers serve as a director or on the compensation committee of another entity where an executive officer of the entity also served on our Compensation Committee or our Board.

PROPOSAL 2. – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote.

At the 2012 annual meeting, stockholders were asked for an advisory vote on the frequency, in subsequent years, of stockholder “say-on-pay” votes. At that meeting, the Board recommended, and the stockholders voted, to hold a “say-on-pay” advisory vote every year.

Our compensation program is designed to attract and retain quality executives, motivating them to achieve and rewarding them for superior performance. Our executive compensation program emphasizes performance-based incentive compensation, which consists of base salary, consideration of an annual cash bonus and periodic grants of incentive stock options, a substantial portion of which is considered at risk and which are administered by the compensation committee of our Board of Directors. We encourage you to carefully consider this, along with the entire compensation program, in connection with your decision to vote on this proposal. See “Executive Compensation – Compensation Discussion and Analysis.”

We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which include the disclosures under “Executive Compensation – Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we are asking you to approve the following resolution:

RESOLVED , that the compensation paid to the “Named Executive Officers,” as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the 2013 compensation tables and narrative discussion is hereby approved.

This “say-on-pay” advisory vote, is non-binding on our Board of Directors; however, the Board and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board and the Compensation Committee will review the voting results and take them into consideration.

Vote Required

The affirmative vote of a majority of the Company’s shares of Common Stock voted at the meeting is required for advisory approval of this proposal.

Recommendation of the Board

The Board of Directors recommends that you a vote “FOR” the resolution set forth in Proposal 2.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Each year, the Audit Committee evaluates and approves the scope and projected cost of services to be provided to the Company by the independent registered public accounting firm. The Audit Committee recommended, and the Board of Directors appointed, the firm of BKD, LLP to audit the accounts of NASB Financial, Inc. and its subsidiaries for the fiscal year ended September 30, 2014. This appointment is being presented to stockholders for ratification. If the stockholders do not ratify the selection of BKD, LLP, the Board of Directors will reconsider the selection. BKD, LLP has advised us that neither the firm nor any present member or associate of the firm has any financial interest, direct or indirect, in NASB, nor any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Audit Fees

The following table sets forth information regarding the fees for professional services that were provided to us by BKD, LLP during fiscal 2013 and 2012.

	2013	2012
Audit Fees (1)	250,770	247,554
Audit-Related Fees (2)	7,828	7,622
Tax Fees (3)	21,054	9,300
All Other Fees	10,000	10,000

Total Fees	289,652	274,476

(1)	Amounts for Audit Fees represents fees for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended September 30, 2013, and 2012, plus reviews of the Company’s quarterly financial statements during those fiscal years.
(2)	Amounts for Audit-Related Fees for fiscal 2013 and 2012 consist of services related to the annual audit of the Bank’s 401(k) retirement plan.
(3)	Amounts for Tax Fees consist of services rendered for the review of income tax returns, tax compliance, tax advice, and tax planning.

BKD, LLP will not be attending the annual meeting of stockholders and will not make a statement or be available for questions at that time. However, representatives of management will be available to respond to appropriate questions with regard to accounting or financial matters that pertain to the Company.

The Audit Committee pre-approved all audit and audit-related services and fees for fiscal 2013. None of the services provided by our independent auditor were approved by the Audit Committee pursuant to the exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

Vote Required

The affirmative vote of a majority of the Company’s shares of Common Stock voted at the meeting is required for advisory approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” ratification of the appointment of BKD, LLP.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such Meeting must be received at the NASB’s main office at 12498 South 71 Highway, Grandview, Missouri 64030, not later than August 29, 2014. Any such proposals shall be subject to requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

A COPY OF FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, NASB FINANCIAL, INC., 12498 SOUTH 71 HIGHWAY, GRANDVIEW, MISSOURI 64030.

By Order of the Board of Directors

Shauna Olson

Corporate Secretary

Grandview, Missouri

Dated: December 31, 2013

Attachment A

REVOCABLE PROXY
NASB FINANCIAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 28, 2014, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John M. Nesselrode and Rhonda Nyhus with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of NASB Financial, Inc., which the undersigned is entitled to vote at the ANNUAL MEETING of STOCKHOLDERS, to be held in the lobby of the Grandview Office, 12498 South 71 Highway, Grandview, Missouri, on January 28, 2014, at 8:30 a.m. and at any and all adjournments thereof, as follows:

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

http://www.cfpproxy.com/6264

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. Election of Directors: For all nominees listed (except as marked to the contrary below):	☐	☐	☐

Barrett Brady _____

Keith B. Cox _____

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
2. PROPOSAL to approve, in a non-binding and advisory vote, the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the 2014 Annual Meeting of Stockholders.	☐	☐	☐
3. PROPOSAL to ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of NASB Financial, Inc. and its subsidiaries for the fiscal year ending September 30, 2014.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1,2, AND 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY. THE BOARD HAS THE DISCRETION TO VOTE CUMULATIVELY FOR THE ELECTION OF DIRECTORS.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Name(s), address and number of shares of registered owner(s) appear(s) below.

Please be sure to date and sign this proxy card in the box below. | Date

Sign above __________ Co-holder (if any) sign above

Please sign as name(s) appear(s) to the left, indicating official position or representative capacity where applicable. Show address changes.

6264